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                                                                   Exhibit 10.47


               M A N A G E R ' S  S E R V I C E  A G R E E M E N T


T H I S A G R E E M E N T is made the seventeenth day of April, One thousand nine hundred and eighty-eight B E T W E E N :

(1) WHITE QUEEN LIMITED whose registered office is situate at 13 Christopher Street, London EC2 (hereinafter called "the Company") of the one part; and

(2) MICHAEL A. WALTON of 15 Hyholmes, Bretton, Peterborough (hereinafter called "the Manager") of the other part.

W H E R E A S :

(1) The Manager has been employed by the Company since the fourth day of August 1975 and his date of continuous employment for the purposes of the employment Protection (Consolidation) Act 1978 commenced on the fourth day of August 1975.

(2) The parties hereto desire to express in writing the terms of the continued engagement of the Manager as general manager of the Company in the manner hereinafter appearing.

N O W IT IS HEREBY AGREED AND DECLARED by and between the parties hereto as follows:

1.       In this Agreement:

         "Subsidiary"                   shall mean any subsidiary now or in the
                                        future of the Company or of any holding
                                        company of which the Company is a
                                        subsidiary and "holding company" and
                                        "subsidiary" shall have the meanings
                                        ascribed by Section 736 of the Companies
                                        Act 1985

         "Group" shall mean the Company and all Subsidiaries and any holding company of the Company for the time being "Group Company" shall mean any Subsidiary and holding company

         "Board" shall mean the board of directors of the Company

         "letters patent" or "patent"   shall mean and include letters patent,
                                        brevet d' invention, petty patent,
                                        gebrauschmuster, utility model, design
                                        registration or any other form of
                                        protection for any invention, discovery
                                        or improvement that can be obtained in
                                        the United Kingdom or any British
                                        Dominion Colony or Dependency or in any
                                        foreign country

2. The Manager holds and shall continue to hold the office of General Manager of the Company for a period of three years from the date hereof and continuing thereafter until such employment shall be determined by not less than three years' notice in writing given by the Company to the Manager at any time after the first anniversary of the date hereof or one year's notice in writing given by the Manager to the Company at any time after the first anniversary of the date hereof



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3.       (1)      During the continuance of this Agreement the Manager shall subject as herein mentioned devote the whole of his time and attention during normal business hours to the business of the Company and such of any Group Company as the Board may require and shall at all times use his best endeavours to promote the interest and welfare of the Group

         (2) The Manager shall exercise and perform such powers and duties in relation to the Company or any Group Company as the Board may from time to time direct subject to such restrictions as the Board may from time to time impose (which the Manager shall duly and faithfully perform and observe) and in particular his duties shall be to manage the day to day operations of the Company and E. Hauser Limited and to oversee and manage all aspects of finance administration development and sales in the United Kingdom and Ireland of the Company and
                  E. Hauser Limited

4.       (1)      The Manager shall be entitled by way of remuneration for
                  his services to the Company to a salary at the rate of TWENTY
                  FOUR THOUSAND POUNDS (L24,000) per annum payable monthly on or about the fifteenth day of every month

         (2)      (a)      The Company shall provide the Manager as long as he
                           is legally entitled to drive with a suitable car appropriate to the Manager's status for his exclusive use and shall pay for the licensing, insurance, maintenance, repair and servicing of such car and, when necessary, replacement thereof and for the cost of petrol and oil not required for its private use by the Manager

                  (b) The Manager shall on the termination of his employment hereunder promptly return or account for any such car and failure to do so shall entitle the Company to withhold any outstanding moneys due from the Company to the Manager up to the value of the car. In the event that the Manager does not for any reason work during any notice period prior to termination of his employment hereunder he shall not be entitled to continued use of the car during that unworked period

         (3) In addition to his said remuneration the Manager shall be entitled to be reimbursed by the Company all out of pocket expenses wholly and exclusively and properly incurred in the performance of his duties hereunder and the Manager shall on being so required provide the Company with vouchers or other evidence of actual payment of such expenses

         (4) In the event of the Manager performing services for any Group Company payment of the said remuneration and expenses shall be apportioned between the Company and any such other Group Company or Companies and be paid by them respectively in such proportions that the Board shall from time to time determine having regard to the services performed by the Manager for each of such companies

         (5) The salary payable to the Manager under sub-clause (1) of this Clause shall be reviewed with effect from the First day of January in each year by the Board, provided always that such increase in salary shall not be less than the percentage increase in the Retail Price Index in the twelve months immediately preceding the relevant Review Date unless such an increase would be precluded by statutory restrictions in force at the relevant Review Date, in which case the increase shall be the maximum permitted under such restrictions

         (6) For the purposes of the preceding sub-clause of this Clause "the Retail Price Index" shall mean the Index of Retail Prices published by the Department of Employment (or by any Government Department upon which duties in connection with such Index shall have devolved) provided always that


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                  (a)      In the event of any change after the date hereof in
                           the reference based used to compile the said Index the figure taken to be shown in the said Index after such change shall be the figure which would have been shown in the said Index if the reference base current at the date of execution hereof had been retained and

                  (b) In the event of it becoming impossible by reason of any change after the date hereof in the methods used to compile the said Index or for any other reason whatsoever to calculate the salary by reference to the said Index or if any dispute or question whatsoever shall arise between the parties hereto with respect to the construction or effect of this Clause the determination of the salary or other matter in difference shall be determined by an independent Chartered Accountant to be nominated by the President for the time being of the Institute of Chartered Accountants in England and Wales who shall act as an expert and not an arbitrator and who shall have full power to determine on such dates as he shall deem apposite what would have been the increase in the said Index had it continued on the original basis and giving the information assumed to be available for the operation of this Clause

         (7) The Manager or his personal representatives shall be entitled to a rateable (on a time apportionment basis) proportion of the Manager's salary for any broken portion of a financial year of the Company during which the Manager's engagement hereunder subsists

         (8) For the avoidance of doubt it is hereby provided that the Manager has no contractual entitlement to any bonus or commission payment, any such payment being made at the absolute discretion of the Board

5. The Manager shall in addition to statutory and other public holiday be entitled to take five weeks holiday is each calendar year (of which not more than three weeks may be consecutive) at such time or times as he may agree with the Board and he may also take such additional or special holidays (if any) as the Board may from time to time approve

6.       (1)      In the case of illness of the Manager (verified by a
                  registered medical practitioner) or other cause incapacitating him from duly attending to his duties the Company shall continue to pay his said remuneration until the expiry of a consecutive period of 90 days and thereafter the payment of his said remuneration shall be at the discretion of the Board, provided always that in case of such illness or other cause incapacitating the Manager from duly attending to his duties for a period exceeding in all 90 days (whether consecutive or otherwise) in any consecutive period of 360 days the Company may by notice in writing given to the Manager at any time during or within thirty days after the end of such period forthwith determine the Manager's employment as general manager and executive director of the Company hereunder and at such date the Manager's employment hereunder shall absolutely cease and determine without prejudice to his rights of salary up to such date (subject as aforesaid) and to all arrears of salary

         (2) The Company shall set off the Manager's remuneration paid in accordance with this Clause against the liability of the Company to pay statutory sick pay to the Manager pursuant to the statutory Sick Pay Scheme introduced on 6th April 1983 under the provisions of the Social Security and Housing Benefits Act 1982 and the Company may also deduct from the Manager's remuneration the amount of any State benefits to which the Manager shall be entitled and the Manager shall inform the Company concerning such payments

         (3) If any incapacity shall be or appear to be occasioned by actionable negligence of a third party in respect of which damages are or may be recoverable the Manager shall forthwith notify the Board of that fact and of any claim compromise settlement or judgment made or awarded in connection therewith and shall give to the Board all such particulars of such matters as the


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                  Board may reasonably require and shall if so required by the
                  Board refund to the Company such sum (not exceeding the amount of damages recovered by him under such compromise settlement or judgment less any costs in or in connection with or under such claim compromise settlement or judgment borne by the Manager and not exceeding the aggregate of the remuneration paid to him by way of salary (net of income tax borne thereon) in respect of the period of the incapacity) as the Board may determine

         (4) The Company undertakes that it will maintain the Manager's membership of the Private Patients Plan at corporate health plan Band C benefit levels for the Manager

7.       (1)      The Manager has joined the Company's retirement benefits
                  scheme ("the Scheme") in accordance with its Rules and the Company shall during the period of employment of the Manager hereunder continue to make contributions in respect of him of 6 per cent of his annual salary to and in accordance with the Scheme, which sum shall be reviewed with effect from the First day of January in each year by the Board. Full details of the Scheme may be obtained from the Company Secretary on request

8.       (1)      The Manager shall not at any time either while employed
                  hereunder or for a period of one year after termination of his employment whether on his own account or for any other person firm or company whether directly or indirectly approach canvass solicit or endeavour to entice away from the Company or any other Group Company with a view to doing business of a like nature to that which the Company or any such Group
                  Company carries on or has carried on at any time during the course of this Agreement any person firm or company who has been a customer or supplier of the Company or any other Group
                  Company and (in the case of the enforcement of this Clause after the termination of the Manager's employment) a person firm or company shall be deemed to be a customer or supplier who was such at any time during the period of twelve months ending with the date of the determination of the Manager's employment hereunder and with whom the Manager dealt while employed hereunder

         (2) The manager shall not after the termination of his employment without the prior written consent of the Company at any time or for any purpose use the name of the Company or of any Group Company in connection with his own or any other name in any way calculated to suggest that he continues to be connected with the business of the Company or any Group Company or in any way hold himself out as having such connection

         (3) The Manager shall not for a period of one year after termination of his employment hereunder whether on his own account or for any other person firm or company whether directly or indirectly approach canvass, solicit or endeavour to entice away any person who shall be an employee of the Company or any Group Company at the date of the termination of the Manager's employment hereunder with a view to such employee being employed by any person firm or company carrying on business in competition with the business carried on by the Company or any Group Company at any time during the course of this Agreement

9.       (1)      The Manager shall not at any time while employed by the
                  Company without the prior written consent of the Board be a director of any company other than a Group Company or be engaged or employed concerned or in any other way interested in any other business whatsoever provided that this shall not prevent him (together with any person with whom he is connected as defined in Section 346(4) of the Companies Act
                  1985) holding an interest as an investment amounting to not more than 5% of the share capital of any company whose shares are quoted on any recognised stock exchange

         (2) The Manager shall not for a period of one year after the date of termination of his employment hereunder be engaged, concerned or interested directly or indirectly and either


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                  on his own behalf or on behalf of or in association with any other person, firm or company and whether as an employee or in any other capacity in carrying on business within the United Kingdom in competition with the business carried on at the date of termination of his employment hereunder by the Company or any Group Company for whom he has performed duties in accordance with Clause 3 above provided that nothing in this sub-clause shall prevent the Manager (together with persons connected with him as defined by Section 346 of the Companies Act 1985) from holding an interest as an investment amounting to not more than 5% of the share capital of any company whose shares are quoted on any recognised stock exchange

10. The Manager shall not either during the continuance of his employment (otherwise than in the proper performance of his duties) or after the termination thereof disclose or divulge to any person firm or company and shall use his best endeavours to prevent the publication or disclosure of any trade secret, manufacturing process, technical data, software specifications, copyrights, industrial or registered designs or any other know how, information relating to patents and inventions or property of the Company in the nature of intellectual property details of which are not in the public domain and customer and supplier lists, price lists, details of contracts with customers or any other confidential information concerning the business or finances of the Group or any of its dealings transactions or affairs which may come to his knowledge while acting as an employee of the Company and upon the expiration or termination of this Agreement for whatsoever cause the Manager shall forthwith deliver up to the Company or its authorized representative all statistics, documents, account records or papers which may be in his possession, custody or control and which relate in any way to the business or affairs of the Company or any Group Company and no copies of the same or any part thereof shall be retained by him and he shall then (if required by the Company or any such Group Company) make a statutory declaration that the whole of the provisions of this Clause have been complied with

11. Each of the undertakings contained in Clauses 8, 9 and 10 above is and shall be a separate and independent undertaking by the Manager and in the event that any restraint comprised in any such undertaking shall be found to be void or unenforceable because it is too broad as to the area or time or subject covered, the said area or time or subject may be reduced to whatever extent necessary to make the restraint valid and effective and such undertaking shall apply as so modified and the Manager acknowledges that in view of his position and responsibility to the Company and the Group it is reasonable for him to give the undertakings referred to above

12. The Company shall have the right to determine this Agreement at any time by summary notice in the event of the Manager:

         (a)      Becoming of unsound mind

         (b)      Committing an act of bankruptcy

         (c) Being convicted of any criminal offence other than a minor offence under the Road Traffic Acts

         (d) Persistently and willfully neglecting or becoming incapable of efficiently performing his duties under this Agreement

         (e) Refusing to carry out instructions of the Board, provided that such duties are such that by the nature of his office he may reasonably and properly be expected to perform them

         (f) Doing any action manifestly prejudicial to the interest of the Company or Group Company or


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         (g)      Being guilty of any serious misconduct or any breach or
                  non-observance of the provisions of this Agreement

         and the Manager shall have no claim against the Company in respect of the determination of his employment by the Company pursuant to this Clause provided always that if any such act of misconduct or such breach or non-observance is capable of being remedied the Manager shall first be offered a reasonable opportunity to remedy the same prior to termination as aforesaid and if and when so remedied, the employment of the Manager hereunder shall continue without interruption

13. If before the expiration of this Agreement the employment of the Manager hereunder shall be determined by reason of the liquidation of the Company for the purpose of amalgamation or reconstruction or as any part of any arrangement for the amalgamation of the undertaking of the Company not involving liquidation and the Manager shall be offered employment with the amalgamating or reconstructed company for a period not less than the unexpired term of this Agreement and on terms not less favourable than the terms of this Agreement the Manager shall have no claim against the Company in respect of the determination of his employment by the Company hereunder

14. The Manager hereby agrees that he will at the request and expense of any other Group Company enter into a direct agreement with such other Group Company whereby he will accept provisions corresponding to the provisions set forth in Clauses 3, 8, 9, 10, 11 and 13 hereof (or such of them as may be applicable to the circumstances) in such terms as the Group Company may reasonably require for the protection of its interests

15. There are no unusual disciplinary rules relating to the Manager's employment hereunder

16. If the Manager wishes redress of any grievance relating to his employment he should apply in writing setting out the details and nature of any such grievance to the Board

17. For the purpose of the Employment Protection (Consolidation) Act 1978 this Agreement shall be deemed to constitute the contract of employment between the Company and the Manager and the following shall be the particulars of employment for the purpose of Section 1 of the said Act:

         Title of Employment                                     See Clause 2

         Date of Commencement of Employment hereunder            See Clause 2

         Date of Commencement of Continuous Employment        See Recital (1)

         Remuneration                                            See Clause 4

         Hours of Work                                           See Clause 3

         Holidays                                                See Clause 5

         Sickness or incapacity                                  See Clause 6

         Pension                                                 See Clause 7

         Notice                                          See Clauses 2 and 12

         Redress of Grievances                                  See Clause 16



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18.      This Agreement is in substitution for and wholly replaces with effect from the date hereof such other contracts of employment (whether written or oral or implied by law) which have heretofore subsisted between the parties hereto and the Manager hereby acknowledges that he has no claim outstanding against the Company for salary or in respect of any other matter whatsoever (apart from unpaid commission) arising prior to the date hereof

19. The provisions of this Agreement and all matters arising thereout shall be interpreted and construed in accordance and subject to the laws of England and the parties submit to the jurisdiction of the English Courts


I N W I T N E S S whereof the Common Seal of the Company has been hereunto affixed and the Manager has hereunto set his hand and seal the day and year first above written

THE COMMON SEAL of WHITE           )
QUEEN LIMITED was hereunto   )
affixed in the presence of:        )

                                                 Director
                                                 /s/ U. Hauser

                                                 Secretary
                                                 /s/ M.A. Walton



SIGNED SEALED and DELIVERED        )
by the said MICHAEL A. WALTON      )
in the presence of:                )



                                                 Im Hasenbuel
                                                 CH 8625 Gossau
                                                 Switzerland

                                                 Company Director
                                                 & Chairman

                                                 /s/ U. Hauser





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